Tableau Reports Third Quarter 2016 Financial Results

SEATTLE, Wash. - November 1, 2016 - Tableau Software, Inc. (NYSE: DATA) today reported results for its third quarter ended September 30, 2016.

•	Total revenue grew to $206.1 million, up 21% year over year.

•	License revenue grew to $116.7 million, up 7% year over year.

•	Added more than 3,600 new customer accounts.

•	Closed 360 transactions greater than $100,000, up 22% year over year.

•	Diluted GAAP net loss per share was $0.40; diluted non-GAAP net income per share was $0.16.

•	The Board of Directors has authorized the repurchase of up to $200 million of Tableau's common stock.

"During the third quarter, we generated our highest quarterly revenues and expanded our customer base to over 50,000 customer accounts worldwide. But our results were impacted by extended sales cycles on large deals in the US and softness in EMEA," said Christian Chabot, Chairman and Co-Founder of Tableau.

"Tableau has that rare combination of leading products, talented people, dedication to technology innovation and passionate customers,” said Adam Selipsky, President and Chief Executive Officer of Tableau. "We see great opportunity to serve and expand our customer base, deepen our enterprise engagements, and accelerate our progress in the cloud. Looking ahead, I am confident that Tableau’s leading technology is well positioned to address the large and growing market opportunity for business analytics."

Financial Results
Total revenue increased 21% to $206.1 million, up from $170.8 million in the third quarter of 2015. License revenue increased 7% to $116.7 million, up from $109.5 million in the third quarter of 2015. Maintenance and services revenue increased 46% to $89.4 million, up from $61.4 million in the third quarter of 2015.

GAAP operating loss for the third quarter of 2016 was $29.4 million, compared to a GAAP operating loss of $13.2 million for the third quarter of 2015. GAAP net loss for the third quarter of 2016 was $30.3 million, or $0.40 per diluted common share, compared to a GAAP net loss of $13.4 million, or $0.19 per diluted common share, for the third quarter of 2015.

Non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $18.1 million for the third quarter of 2016, compared to a non-GAAP operating income of $18.4 million for the third quarter of 2015. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $13.3 million for the third quarter of 2016, or $0.16 per diluted common share, compared to a non-GAAP net income of $10.6 million, or $0.14 per diluted common share, for the third quarter of 2015.

Highlights
During the quarter, Tableau expanded the Company’s leadership by appointing Adam Selipsky as President and Chief Executive Officer. Additionally, Tableau bolstered its technology leadership with the promotions of Andrew Beers as Chief Development Officer and Francois Ajenstat as Chief Product Officer.

Also during the quarter, Tableau launched Tableau 10, one of Tableau’s most significant releases in its history. Tableau 10 delivers new design and analytical innovations that make interacting with data on the web, mobile or in the enterprise faster and easier. Additional capabilities include cross-database joins to bring together disparate data sources, advanced analytics improvements like drag and drop clustering, a device designer for mobile responsive dashboards design, and support for additional data sources.

In other news, Tableau:

•	Delivered new application program interfaces ("APIs") to help developers build new experiences and extend the power of Tableau.

•	Announced global expansion of its free software program for non-profits making it easy for small non-profits, non-governmental organizations and community-based charities to do good with data.

$200 Million Stock Repurchase Program
Tableau's Board of Directors authorized the Company to repurchase up to $200 million of the Company's Class A common stock. The program allows the Company to repurchase its shares opportunistically from time to time when it believes that doing so would enhance long-term shareholder value. The repurchase authorization does not have a fixed expiration and may be modified, suspended or discontinued at any time. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions or a combination of the foregoing.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's third quarter 2016 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (866) 393-4306 (U.S.) or (734) 385-2616 (outside the U.S.) and referencing passcode 98743210. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode 98743210.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. As of September 30, 2016, more than 50,000 customer accounts get rapid results with Tableau in the office and on-the-go. Over 250,000 people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding market acceptance of visual analytics, the Company's business and customer growth and product adoption, including adoption by international customers, and leadership position in the market, the Company's research and development investments, costs, efforts and future product releases, the Company's ability to address any market opportunities, and the Company's expectations regarding future revenues, expenses and net income or loss, and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under a stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's ability to build and expand its direct sales efforts and reseller distribution channels; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative products; Tableau's ability to provide high-quality service and support offerings; risks associated with international operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Quarterly Report on Form 10-Q and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the three and nine months ended September 30, 2015 was 43% and did not assume the U.S. federal R&D tax credit would be extended. In December 2015, the federal R&D tax credit was permanently extended. Accordingly, the Company revised its long-term non-GAAP tax rate to 30% and applied this rate to the three and nine months ended September 30, 2016. The long-term non-GAAP tax rate assumes the Company’s deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using this long-term non-GAAP tax rate in future periods and may provide updates to this rate on an annual basis upon the completion of each fiscal year, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.

Investor Contact:
Carolyn Bass
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Director, Public Relations
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
License	$116,655	$109,468	$329,419	$290,629
Maintenance and services	89,402	61,364	246,871	160,208
Total revenues	206,057	170,832	576,290	450,837
Cost of revenues
License	1,760	988	4,393	2,337
Maintenance and services	22,270	18,888	66,994	49,713
Total cost of revenues (1)	24,030	19,876	71,387	52,050
Gross profit	182,027	150,956	504,903	398,787
Operating expenses
Sales and marketing (1)	114,530	91,589	340,583	248,840
Research and development (1)	75,348	54,960	223,757	144,143
General and administrative (1)	21,505	17,584	63,178	50,753
Total operating expenses	211,383	164,133	627,518	443,736
Operating loss	(29,356)	(13,177)	(122,615)	(44,949)
Other income, net	814	217	3,496	1,404
Loss before income tax expense (benefit)	(28,542)	(12,960)	(119,119)	(43,545)
Income tax expense (benefit)	1,719	413	4,242	(1,166)
Net loss	$(30,261)	$(13,373)	$(123,361)	$(42,379)

Net loss per share:
Basic	$(0.40)	$(0.19)	$(1.65)	$(0.59)
Diluted	$(0.40)	$(0.19)	$(1.65)	$(0.59)

Weighted average shares used to compute net loss per share:
Basic	75,647	72,089	74,743	71,341
Diluted	75,647	72,089	74,743	71,341

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Cost of revenues	$2,614	$1,856	$8,060	$4,804
Sales and marketing	17,487	11,966	51,037	31,265
Research and development	23,372	14,826	67,880	37,374
General and administrative	3,910	2,925	10,977	8,834

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$864,593	$795,900
Accounts receivable, net	136,940	131,784
Prepaid expenses and other current assets	27,716	16,977
Income taxes receivable	5	78
Total current assets	1,029,254	944,739
Property and equipment, net	91,056	72,350
Goodwill	15,531	932
Deferred income taxes	1,455	1,544
Deposits and other assets	12,154	11,146
Total assets	$1,149,450	$1,030,711
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$6,804	$1,152
Accrued compensation and employee related benefits	62,070	53,003
Other accrued liabilities	40,746	31,838
Income taxes payable	1,496	1,000
Deferred revenue	230,736	185,608
Total current liabilities	341,852	272,601
Deferred revenue	18,685	12,903
Other long-term liabilities	21,872	11,262
Total liabilities	382,409	296,766
Stockholders' equity
Common stock	8	7
Additional paid-in capital	965,183	805,804
Accumulated other comprehensive income (loss)	(2,280)	643
Accumulated deficit	(195,870)	(72,509)
Total stockholders' equity	767,041	733,945
Total liabilities and stockholders' equity	$1,149,450	$1,030,711

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(123,361)	$(42,379)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	25,091	16,221
Stock-based compensation expense	137,954	82,277
Excess tax benefit from stock-based compensation	(827)	(4,688)
Deferred income taxes	282	(3,132)
Changes in operating assets and liabilities
Accounts receivable, net	(5,150)	(16,509)
Prepaid expenses, deposits and other assets	(10,355)	(13,166)
Income taxes receivable	72	21
Deferred revenue	49,868	37,807
Accounts payable and accrued liabilities	32,043	26,612
Income taxes payable	517	157
Net cash provided by operating activities	106,134	83,221
Investing activities
Purchases of property and equipment	(42,334)	(32,792)
Business combinations	(16,399)	(1,000)
Net cash used in investing activities	(58,733)	(33,792)
Financing activities
Proceeds from issuance of common stock	21,203	16,110
Excess tax benefit from stock-based compensation	827	4,688
Net cash provided by financing activities	22,030	20,798
Effect of exchange rate changes on cash and cash equivalents	(738)	(649)
Net increase in cash and cash equivalents	68,693	69,578
Cash and cash equivalents
Beginning of period	795,900	680,613
End of period	$864,593	$750,191

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$182,027	$150,956	$504,903	$398,787
Excluding: Stock-based compensation expense attributable to cost of revenues	2,614	1,856	8,060	4,804
Excluding: Amortization of acquired intangible assets	95	—	227	—
Non-GAAP gross profit	$184,736	$152,812	$513,190	$403,591

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	88.3%	88.4%	87.6%	88.5%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.3%	1.1%	1.4%	1.1%
Excluding: Amortization of acquired intangible assets	0.0%	—%	0.0%	—%
Non-GAAP gross margin	89.7%	89.5%	89.1%	89.5%

Reconciliation of operating loss to non-GAAP operating income:
Operating loss	$(29,356)	$(13,177)	$(122,615)	$(44,949)
Excluding: Stock-based compensation expense	47,383	31,573	137,954	82,277
Excluding: Amortization of acquired intangible assets	95	—	227	—
Non-GAAP operating income	$18,122	$18,396	$15,566	$37,328

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(14.2)%	(7.7)%	(21.3)%	(10.0)%
Excluding: Stock-based compensation expense	23.0%	18.5%	23.9%	18.2%
Excluding: Amortization of acquired intangible assets	0.0%	—%	0.0%	—%
Non-GAAP operating margin	8.8%	10.8%	2.7%	8.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net loss to non-GAAP net income:
Net loss	$(30,261)	$(13,373)	$(123,361)	$(42,379)
Excluding: Stock-based compensation expense	47,383	31,573	137,954	82,277
Excluding: Amortization of acquired intangible assets	95	—	227	—
Income tax adjustments	(3,962)	(7,591)	(1,477)	(17,821)
Non-GAAP net income	$13,255	$10,609	$13,343	$22,077

Weighted average shares used to compute non-GAAP basic net income per share	75,647	72,089	74,743	71,341
Effect of potentially dilutive shares: stock awards	4,917	5,825	4,933	6,051
Weighted average shares used to compute non-GAAP diluted net income per share	80,564	77,914	79,676	77,392

Non-GAAP net income per share:
Basic	$0.18	$0.15	$0.18	$0.31
Diluted	$0.16	$0.14	$0.17	$0.29